EXHIBIT 10.3

Board of Directors Services Agreement

(the “Agreement”)

Effective this xx day of xx, 20xx.

BETWEEN:

LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC V1X 2P7

(the “Company”)

AND:

                                                                                [name]

                                                                                [address]

                                                                                 [city & state/province]

                                                                                 [postal or zip code]

(the “Director”)

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders;

AND WHEREAS, Director desires to serve on the Company's Board of Directors subject to the terms and conditions set forth herein;

AND WHEREAS, the Parties intend and desire for these recitals to be incorporated into the Agreement, and to be bound by any representations or obligations contained therein;

AND WHEREAS, the Director agrees that any previous contract entered into with the Company, as applicable, shall be of no further force or effect upon entering into this Agreement and that only this Agreement shall govern the obligations of, and the compensation to, the Director.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

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1. Board Duties. Director agrees to provide services to the Company as a member of the Board of Directors. Director shall, for so long as he/she remains a member of the Board of Directors, meet with the Company upon written request, at dates and times mutually agreeable to Director and the Company, to discuss any matter involving the Company or its subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters. Director acknowledges and agrees that the Company may rely upon Director's expertise in product development, marketing or other business disciplines where Director has a deep understanding with respect to the Company's business operations and that such requests may require substantial additional time and efforts in addition to Director's customary service as a member of the Board of Directors. Director will notify the Company promptly if he/she is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director's own legal counsel) to obtain information that in any way relates to the Company or its subsidiaries, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

2. Committee Duties. Director may, if mutually agreed upon by the Director and the Board of Directors, assume a position on any of the committees struck by the Board of Directors. If a committee position is assumed by the Director, the Director will provide the services outlined by such committee’s charter and any additional services as agreed to by the Board of Directors. The Director may also be appointed to act as the Chairperson of a committee at the request of a committee and if such Director agrees act in that capacity.

3. Compensation. All compensation arrangements that existed prior to execution of this Agreement are hereby terminated. As compensation for the services provided herein, the Company shall pay as follows:

(i) For Director Services: an amount equal to US$40,000 annually (the “Annual Base Payment”) to be paid quarterly at the beginning of each fiscal quarter for so long as the Director continues to fulfill his/her duties and provide the services set forth above.

(ii) For Committee Member Services: an amount equal to US$5,000 annually for each committee the Director serves on, to be paid quarterly at the beginning of each fiscal quarter for so long as the Director continues to fulfill his/her duties and provide the committee services set out in the relevant charter.

(iii) For Committee Chairperson Services: an amount equal to US$5,000 annually for each committee the Director serves as the Chairperson of, to be paid quarterly at the beginning of each fiscal quarter for so long as the Director continues to fulfill his/her duties as the Chairperson of such committee.

(iv) For Chairperson of the Board Services: an amount equal to US$5,000 annually to be paid quarter at the beginning of each fiscal quarter for so long as the Director continues to fulfill his/her duties as the Chairperson of the Board.

(v) For a Change of Control as Defined in Schedule A: provided that the Director has served a minimum of one year on the Company’s Board of Directors, an amount equal to an Annual Base Payment and the annual dollar value associated with the services noted under Section 3. (ii) to (iv), which the Director was providing as at the date of the Change of Control, being payable within ninety (90) days of such Change of Control (but in no event later than March 15 of the calendar year following the calendar year in which the Change of Control occurs).

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Compensation payable may be deferred by the Director upon written notice of such deferment to accounting@lexariabioscience.com; the parties agree however, that any deferred payment shall not bear any interest.

4. Options. Annually, upon the review and approval of the then current Board of Directors, the Company shall issue the Director an option to purchase up to an annual aggregate amount of 11,000 common shares of the Company (subject to any required adjustments due to share consolidation or split) with an exercise period of 5 years and bearing an exercise price that is $0.01 greater than the market price of such shares of the Company on the primary market or exchange that the Company’s shares are trading at the time of grant (the “Option”). The date of grant of the Option will be at the discretion of the Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”), taking into consideration the Company’s trading black-out policies and the timing of potential material information. The Company may, at its discretion, issue further Options to the Director having the same exercise terms as noted for the initial Option grant.

5. Expenses. The Company will reimburse Director for reasonable business expenses incurred on behalf of the Company prior to the date hereof. The Company shall also reimburse Director for reasonable out-of-pocket expenses incurred in connection with discharging his/her duties as a Board member. Any additional expenses shall be pre-approved by the CEO or CFO of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

6. Mutual Non-Disparagement. Director and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them. Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to the any claim or complaint against either party without the mutual consent of each of them, to be given in advance of any such statement.

7. Liability Insurance. The Company shall ensure that appropriate director liability insurance is purchased in the name of the Director and shall be responsible for paying all monthly fees and deductibles in connection with such insurance.

8. Cooperation. In the event of any claim or litigation against the Company and/or Director based upon any alleged conduct, acts or omissions of Director during the tenure of Director, whether known or unknown, threatened or not as of the time of this writing, the Company will cooperate with Director and provide to Director such information and documents as are necessary and reasonably requested by Director or his/her counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The Company shall cooperate in all respects to ensure that Director has access to all available insurance coverage and shall do nothing to damage Director's status as an insured and shall provide all necessary information for Director to make or tender any claim under applicable coverage.

9. Confidentiality. Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of and agree to be bound by the confidentiality provisions hereof.

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10. Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and any federal laws applicable therein, without regard to any conflict of law principles. In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorneys' fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the effective date first set forth above.

LEXARIA BIOSCIENCE CORP.

Per:
Richard Christopher, CEO

Per:
John Docherty, President

SIGNED, SEALED & DELIVERED

            in the presence of:

____________________________________________

Signature

____________________________________________

Print Name

____________________________________________

Address

____________________________________________

Occupation

) ) ) ) ) ) ) ) ) ) ) )	____________________________________________ Signature of Director Print Name:

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SCHEDULE A

CHANGE OF CONTROL

A Change of Control of Lexaria Bioscience Corp. (“Lexaria”), includes any of the following events:

(a) Change in Ownership of Lexaria. A change in the ownership of Lexaria which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Lexaria that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of Lexaria, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(b) Change in Effective Control of Lexaria. If Lexaria has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of Lexaria which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to be in effective control of Lexaria, the acquisition of additional control of Lexaria by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of Lexaria’s Assets. A change in the ownership of a substantial portion of Lexaria’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from Lexaria that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Lexaria immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of Lexaria, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

(d) For purposes of this section, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with Lexaria.

(e) Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of the Internal Revenue Code of 1986, as amended, Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(f) Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of Lexaria’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Lexaria’s securities immediately before such transaction.

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